Exhibit 4.7

Rights Certificate No.:	Number of Rights:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [                    ], 2006 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM U.S. BANK NATIONAL ASSOCIATION, THE SUBSCRIPTION AGENT.

ASAT HOLDINGS LIMITED, a Cayman Islands Company

CUSIP NO.:

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase One Unit consisting of

One Series A Redeemable Convertible Preferred Share and

One Warrant to Purchase 50 Ordinary Shares of ASAT Holdings Limited

Subscription Price: $50.00 per Unit

The Subscription Rights Will Expire If Not Exercised On or Before 5:00 P.M.,

New York, New York Time, on [                    ], 2006,

Unless Extended or the Rights Offering is Terminated by the Company

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable, to specified transferees, subscription rights (each, a “Subscription Right”) set forth above. Each Subscription Right entitles the owner to subscribe for and purchase one unit (a “Unit”) consisting of one Series A Redeemable Convertible Preferred Share, par value $0.01 per share (“Series A Preferred Share”), of ASAT Holdings Limited, an exempted company with limited liability formed under the Companies Law of the Cayman Islands (the “Company”), and one warrant to purchase 50 ordinary shares, par value $0.01 per share, of the Company at an exercise price of $0.01 per share (a “Warrant”), at the subscription price of $50.00 per Unit (the “Subscription Price”). The owner was granted one Subscription Right for each 1,850 ordinary shares the owner held on                     , 2006, the record date, pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of ASAT Holdings Limited Subscription Rights Certificates” accompanying this Subscription Rights Certificate. Fractional subscription rights will not be issued and the number of subscription rights to which a holder is entitled will be rounded down.

If you held ordinary shares of the Company in the form of our American Depository Shares (“ADSs”), as each ADS represents 5 ordinary shares, you will effectively be able to purchase one Unit for every 370 ADSs that you held on the record date

The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing Form-1 and Form-3 and any other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each Unit subscribed for in accordance with the Prospectus and the “Instructions for Use of ASAT Holdings Limited Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

The Subscription Rights evidenced by this Subscription Rights Certificate may be transferred or sold to specified transferees. This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

IN WITNESS WHEREOF, the Company has caused this Subscription Rights Certificate to be duly executed under its corporate seal.

Dated: [                    ], 2006

ASAT HOLDINGS LIMITED

By:
Name:
Title:

COUNTERSIGNED AND REGISTERED BY:

U.S. Bank National Association

Subscription Agent, Warrant Agent and Transfer Agent

By:
Name:
Title:

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

By mail, hand delivery or overnight courier:

U.S. Bank National Association

West Side Flats Operations Center

60 Livingston Avenue

Mail Station—EP-MN-WS2N

St. Paul, MN 55107

Attn: Joyce Terry

Tel: (651) 495-3512

Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1—EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Units pursuant to your Subscription Rights, please complete lines (a) and (b) and sign under Form 3 below.

(a)	Subscription Right. I subscribe for Units (number of Units may not exceed number of Units entitled to be purchased pursuant to your Basic Subscription Rights, which is set forth on the face of the Subscription Rights Certificate) at a subscription price of $50.00 per Unit.

(b)	Payment Amount. Total Amount of Payment Enclosed = $ (multiply the sum of the number of Units subscribed for in (a) above by $50.00).

METHOD OF PAYMENT (CHECK ONE):

☐	Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to U.S. Bank National Association, as Subscription Agent for ASAT Holdings Limited.” Funds paid by an uncertified check may take five business days or more to clear. All funds must have cleared prior to the expiration date of the rights offering in order for your subscription to be accepted.

☐	Wire transfer of immediately available funds directly to the account maintained by U.S. Bank National Association, as Subscription Agent for ASAT Holdings Limited, for purposes of accepting subscriptions in this Rights Offering. U.S. Bank National Association at ABA #091000022, Account No. 180121167365, Reference: ASAT Holdings, Ltd., Attention Joyce Terry 651-495-3512.

FORM 2—DELIVERY TO DIFFERENT ADDRESS

If you wish for the Series A Preferred Shares and warrants comprising the Units purchased pursuant to the exercise of your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3—SIGNATURE

I acknowledge that I have received the Prospectus for the Rights Offering, and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

Print Name of Stockholder

Telephone Number

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4—SIGNATURE GUARANTEE

This form must be completed if any portion of Form 2 has been completed.

Signature Guaranteed:

(Name of Bank or Firm)

By:

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.